EXHIBIT 99.1

International Assets Reports $6 Million Earnings for Second Quarter and Six Month EPS of $2.26

NEW YORK, May 12, 2008 (PRIME NEWSWIRE) -- International Assets Holding Corporation (the 'Company') (Nasdaq:IAAC) today announced its second quarter financial results, which are set out in the table below.

Sean O'Connor, CEO, stated, "Adjusted operating revenues for the second quarter and six months to date were approximately double those of the comparable periods last year. Adjusted EBITDA for the second quarter was up more than three times and for the six months to date more than two-and-a-half times over the comparable periods last year. GAAP earnings for the six months to date were $18.9 million or $2.26 per share. Investors should note that the Company held commodities inventory at the end of the second quarter that was valued on the balance sheet at $16 million less than its fair market value."

 (Unaudited)
 (In thousands,       Three Months Ended          Six Months Ended
   except per      -------------------------  -------------------------
   share          March 31, March 31,   %    March 31, March 31,   %
   amounts)         2008      2007    Change   2008      2007    Change
                   -------   -------  ------  -------   -------  ------
 Total operating
  revenues         $32,499   $14,783   120%   $74,566   $23,962   211%
 Interest expense  $ 2,825   $ 1,751    61%   $ 5,836   $ 3,241    80%
                   -------   -------  ------  -------   -------  ------
 Net revenues      $29,674   $13,032   128%   $68,730   $20,721   232%
 Total
  non-interest
  expenses         $18,843   $11,752    60%   $35,980   $21,498    67%
                   -------   -------  ------  -------   -------  ------
 Income (loss)
  before income
  tax and minority
  interest         $10,831   $ 1,280   746%   $32,750   $  (777)   (a)
 Income tax
  expense
  (benefit)        $ 4,335   $   469   824%   $12,498   $  (283)   (a)
 Minority interest
  in income of
  consolidated
  entities         $   489   $   130   276%   $ 1,327   $   322   312%
                   -------   -------  ------  -------   -------  ------
 Net income
  (loss)           $ 6,007   $   681   782%   $18,925   $  (816)   (a)
                   -------   -------  ------  -------   -------  ------

 Earnings (loss)
  per share:
  Basic            $  0.71   $  0.08   739%      2.26     (0.10)   (a)
  Diluted          $  0.64   $  0.08   720%      1.97     (0.10)   (a)
 Weighted average
  number of common
  shares
  outstanding:
  Basic              8,437     8,026     5%     8,362     7,951     5%
  Diluted            9,941     8,729    14%     9,945     7,951    25%

 Adjusted EBITDA
  (non GAAP)
  reconciliation
  Net income
   (loss)          $ 6,007   $   681   782%   $18,925   $  (816)   (a)
  Minority
   interests           489       130   276%     1,327       322   312%
  Income tax         4,335       469   824%    12,498      (283)   (a)
  Depreciation and
   amortization        276       127   117%       533       240   122%
 Interest expense    2,825     1,751    61%     5,836     3,241    80%
 Interest income      (659)     (148)  345%    (1,111)     (347)  220%
 Change in
  unrealized fair
  market value
  gain in physical
  commodities
  inventory          2,294     1,688    36%   (14,014)    6,522    (a)
                   -------   -------  ------  -------   -------  ------
 Adjusted
  EBITDA(b)        $15,567   $ 4,698   231%   $23,994   $ 8,879   170%
                   -------   -------  ------  -------   -------  ------

 Segmental
  Operating
  Revenues:
  International
   equities
   market-making   $ 8,495   $ 7,326    16%   $17,416   $13,161    32%
 International
  debt capital
  markets            1,016     1,276   (20)%    2,115     2,146    (1)%
 Foreign exchange
  trading            5,116     2,886    77%    11,415     5,482   108%
 Commodities
  trading           11,880       (47)   (a)    30,420    (2,410)   (a)
 Asset management    5,281     3,186    66%    12,008     5,225   130%
 Other                 711       156   356%     1,192       358   233%
                   -------   -------  ------  -------   -------  ------
 Total             $32,499   $14,783   120%   $74,566   $23,962   211%
                   -------   -------  ------  -------   -------  ------

 Change in
  unrealized fair
  market value
  gain in physical
  commodities
  inventory          2,294     1,688    36%   (14,014)    6,522    (a)
                   -------   -------  ------  -------   -------  ------
 Adjusted Revenues
  (non-GAAP)(c)    $34,793   $16,471   111%   $60,552   $30,484    99%
                   -------   -------  ------  -------   -------  ------

     Condensed consolidated financial statements will be included in the Company's Form 10-Q to be filed with the SEC. The Form 10-Q will also be made available on the Company's website at
     www.intlassets.com.
 (a) Comparison not meaningful.
 (b) Adjusted EBITDA is a non-GAAP measure that is defined in certain of the Company's loan covenants and is EBITDA adjusted for the change over the period in the unrealized fair market gain in commodities inventory.
 (c) Adjusted Revenue is a non-GAAP measure that represents operating revenues adjusted for the change over the period in the
     unrealized fair market gain in commodities inventory.

About International Assets Holding Corporation (Nasdaq:IAAC)

International Assets Holding Corporation and its subsidiaries (the 'Company') form a financial services group focused on select international securities, foreign exchange and commodities markets. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company's activities are currently divided into five functional areas -- international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding the Company is available on the Company's website at www.intlassets.com.

The International Assets Holding Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=5024

Forward-Looking Statements

Certain statements in this document may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including adverse changes in economic, political and market conditions, losses from the Company's market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

CONTACT: International Assets Holding Corporation
         Scott Branch, President
         (888) 345-4685 x 335
         New York, NY 10017